UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2025

TCW Direct Lending LLC

(Exact name of registrant as specified in its charter)

Delaware	814-01069	46-5327366
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Clarendon Street, 51st Floor Boston, Massachusetts	02116
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 936-2275

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07. Submission of Matters to a Vote of Security Holders

On July 31, 2025, TCW Direct Lending LLC (the “Company”) held its 2025 Annual Meeting of Members (the “Annual Meeting”), at which a quorum was present via teleconference or by proxy. This was a continuation of the meeting originally scheduled for July 17, 2025, that was adjourned at that time to facilitate the solicitation of additional proxies. At the Annual Meeting, the following matters were submitted to the vote of the members, with the results of voting on each such matter set forth below.

1.	The Company’s members approved a proposal to re-elect the following Class II directors to the Company’s Board of Directors, to hold office until the annual meeting, or special meeting in lieu thereof, of members is held in 2028, with voting results as follows:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
William Cobb	13,606,568	67,178	0
Donald M. Mykrantz	13,606,568	67,178	0

There were no abstentions.

2.	The Company’s members approved a proposal to ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2025, with voting results as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
13,669,267	0	4,479	0

3.	The Company’s members approved a proposal to approve the extension of the Company’s term for an additional year, with voting results as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
13,423,856	155,841	94,049	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TCW Direct Lending LLC

Date: August 4, 2025	By:	/s/ Andrew Kim
		Name:	Andrew Kim
		Title:	Chief Financial Officer